UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 28, 2010 (May 27, 2010)
EMDEON INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34435 (Commission File Number)	20-5799664 (IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN (Address of Principal Executive Offices)	37214 (Zip Code)
(615) 932-3000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
          Emdeon Inc. (“Emdeon”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on May 27, 2010. Emdeon’s stockholders voted upon and approved each of the proposals presented at the Annual Meeting which are described in detail in Emdeon’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 15, 2010. Holders of 109,564,501 shares of Emdeon’s Class A common stock and Class B common stock were present in person or represented by proxy at the Annual Meeting.
          The following are the voting results on each matter submitted to Emdeon’s stockholders at the Annual Meeting:
•	Proposal 1: To elect nine directors to serve until the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualify.

		Withheld/
Director	For	Abstentions	Broker Non-Votes
George I. Lazenby, IV	105,850,494	441,231	3,272,776
Tracy L. Bahl	94,682,826	11,608,899	3,272,776
Dinyar S. Devitre	106,005,442	286,283	3,272,776
Mark F. Dzialga	105,807,080	484,645	3,272,776
Philip U. Hammarskjold	105,863,930	427,795	3,272,776
Jim D. Kever	105,866,457	425,268	3,272,776
Jonathan C. Korngold	105,863,370	428,355	3,272,776
Philip M. Pead	106,034,028	257,697	3,272,776
Allen R. Thorpe	105,805,626	486,099	3,272,776
•	Proposal 2: To ratify the appointment of Ernst & Young LLP as Emdeon’s independent registered public accounting firm for the year ending December 31, 2010.

Votes For	Votes Against	Abstentions
109,459,558	76,298	28,645

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.
Date: May 28, 2010	By:	/s/ Gregory T. Stevens
		Name:	Gregory T. Stevens
		Title:	Executive Vice President, General Counsel and Secretary